Exhibit 99.1

Bonanza Creek Announces
Transformative Agreement to Acquire
Restructured HighPoint Resources
Conference Call Script
November 9, 2020
8:30 a.m. ET

Operator

Good morning and welcome to the call to discuss Bonanza Creek’s acquisition of HighPoint Resources. [Operator instructions].

At this point, I would like to turn the call over to Bonanza Creek’s Senior Director, Finance, Investor Relations & Treasurer, Scott Landreth.

Scott Landreth, Sr. Director, Finance, Investor Relations & Treasurer

Good morning, everyone. Earlier this morning, we issued a press release wherein we announced this call to discuss Bonanza Creek’s acquisition of a restructured HighPoint Resources. On the call this morning I am joined by Eric Greager, Bonanza Creek’s President & CEO; Brant DeMuth Bonanza Creek’s Executive Vice President & CFO, Skip Marter, Bonanza Creek’s Executive Vice President & General Counsel, Dean Tinsley, Bonanza Creek’s Senior Vice President, Operations, as well as other members of Bonanza Creek’s senior management team.

In addition to the press release, we also posted a presentation this morning that we will reference during this call. Both the press release and presentation are available on the Investor Relations page of our website, bonanzacrk.com.

I would like to call your attention to our forward-looking statements on Slide 2 of today’s presentation. Our remarks today will include forward-looking statements that are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. You should read our full disclosure regarding forward looking statements contained our recently filed 10-Q, 10-K and other SEC filings.

We have approximately [30] minutes of prepared remarks, and then we’ll open up the call for Q&A.

With that I would like to hand the call over to Eric Greager, Bonanza Creek’s President and CEO, Eric…

Eric Greager, President & CEO

Thanks, Scott. Good morning, everyone, and thank you for joining us this morning. Let me start by thanking the Bonanza Creek and HighPoint teams, as well as the advisors and various stakeholders who have worked very hard to bring this transaction to this point.

I am pleased to announce this transaction and honored to be presenting the combined Bonanza Creek and HighPoint. Combining the two companies creates a company of scale in the rural DJ Basin, and it signifies our transition to a new business model – one that is focused on producing significant and resilient free cash flow and returning capital to our shareholders.

While this transaction is complex, we believe that the complexity is worthwhile as the resulting combination rewards our shareholders with significant NAV accretion, exceptional free cash flow accretion and the maintenance of our peer-leading balance sheet. This transaction also demonstrates the patience and discipline that our shareholders should expect from Bonanza Creek.

The combination of Bonanza Creek and HighPoint is about scale, synergies, margins and cash flow. As you can see on Slide 4 of today’s presentation, the transaction:

•	doubles our current production;

•	more than doubles the size of our rural, contiguous and oily leasehold;

•	provides tens of millions of annual cost savings;

•	provides significant capex and mid-stream synergies; and,

•	creates a company with significant and sustainable free cash flow generation…

All while retaining 68% of the equity in the combined company for our shareholders and retaining a balance sheet with less than one turn of leverage.

We look forward to working with our new colleagues from HighPoint, and our new shareholders, as Bonanza Creek does its part to reshape the DJ Basin and the E&P industry to better meet the needs of investors. In particular, we would like to thank Brendan Circle of Franklin Resources for the thoughtfulness and commitment that he brought to the negotiating table. We are excited to have Franklin as a new shareholder.

As we work to close this transaction, you can expect to hear more from Bonanza about our free cash flow priorities. For now, let me make clear that our business model is focused on creating an industry-leading cost structure, returning capital to shareholders, and, when warranted by sufficiently high returns, pursuing modest production growth. We expect to maintain a very strong balance sheet and to use this strength along with our strong technical and operating capabilities to continue to grow our business in an opportunistic and highly disciplined manner for the benefit of our shareholders.

With that, I would like Skip Marter, Bonanza’s General Counsel to talk through the unique structure of this transaction. Skip….

Skip Marter, EVP & General Counsel

Thanks, Eric.

Bonanza Creek and HighPoint Resources have entered into a definitive merger agreement to combine the two companies. I would point listeners to this morning’s press release as well as Slide 6 and 7 of today’s presentation for an overview of the transaction. I’d also point listeners to the current reports on Form 8-K that we filed this morning and will file later today, which include copies of the definitive agreements that the parties have executed.

As you can see in Slide 7 of today’s presentation, the transaction is set up so that, if possible, both the merger and the HighPoint restructuring will be done entirely out-of-court. But the definitive agreements also contain a mechanism that will allow the parties, if necessary, to toggle to a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code, as the means to complete HighPoint’s restructuring. If the transaction toggles to the pre-pack, the merger will close immediately after the prepack plan is confirmed.

Under the terms of the merger, Bonanza Creek will issue 9.8 million shares of common stock. Upon completion of the transaction, Bonanza Creek shareholders will own 68% of the combined company, and HighPoint’s stakeholders will own the other 32%. Participating HighPoint noteholders will also receive up to $100 million of newly issued 7.50% senior unsecured notes due 2026.

Again, we ask that listeners refer to the 8Ks filed this morning and later today for the details regarding the transaction and the definitive agreements.

The transaction is currently expected to close in the first quarter of 2021 under the out-of-court scenario, or in the second quarter of 2021 under the Prepackaged Plan.

The combined company’s Board will consist of seven members, with five coming from Bonanza Creek, including Eric Greager as CEO and Brian Steck as Chairman. The other two directors will be selected by the HighPoint noteholders supporting the transaction.

With that I will turn the call over to Brant DeMuth, Bonanza’s CFO, to discuss the financial aspects of the transaction in more detail. Brant…

Brant DeMuth, EVP & CFO

Thanks, Skip.

Upon closing, Bonanza Creek’s balance sheet is expected to consist of approximately $50 million of cash, $100 million of senior unsecured notes, and approximately $150 million of reserve based lending (“RBL”) debt. We expect that the RBL for the combined company will be determined in the coming weeks. The combined asset base will likely support a borrowing base well in excess of Bonanza’s current $260 million, but we are likely to elect commitments near our existing level.

Turning to Slides 8 and 9 you can see a summary of our business principles and cash flow priorities. Low-cost operatorship, low leverage, and a business model focused on sustainable cash flow generation… as well as the ability to return capital to lenders and shareholders are what will guide the new Bonanza Creek.

On Slide 10, you see that we are projecting approximately $130 million of levered free cash flow in 2021, assuming a full year of synergies. This is a 325% improvement over the stand-alone Bonanza Creek levered free cash flow, and further establishes our peer-leading free cash flow generation relative to our SMID cap peers.

We expect a net debt to EBITDAX ratio of less than 0.7x upon closing, and we will target a 0.5x leverage ratio as we move forward.

On Slide 11, we have presented a levered free cash flow profile for 2021 through 2023. We expect over $340 million of cumulative free cash flow through year end 2023. This free cash flow generation will be used to return capital to lenders and shareholders.

Those cash flow projections assume strip pricing as of November 4th, and a relatively flat production profile as shown on Slide 12.

Similar to the stand alone plan for Bonanza Creek, we anticipate the combined company will start by completing DUCs in its collective inventory to generate the profile shown on Slide 12. These DUCs have greater than 60% IRRs at the current strip. A drilling rig will be required in the second half of 2021 to maintain flat production, and these new locations average over 30% IRRs at current pricing.

As Eric mentioned, this transaction is about scale, synergies, margins and cash flow. Slide 13 demonstrates the scale achieved by combining the two companies, and Slide 14 demonstrates the margin and balance sheet preservation offered from highly achievable synergies.

On Slide 15 you can see the PV-10 of our modeled synergies is approximately $150 million with $31 that would be achieved in a full year of 2021. Approximately 75% of those first year synergies consist of highly achievable G&A synergies, 13% consist of recurring annual LOE savings, and the remainder are 2021 capex efficiencies.

With that I will turn the call over to Dean Tinsley, Bonanza’s SVP of Operations, to discuss some of the operational synergies in more detail. Dean…

Dean Tinsley, SVP Operations

Thanks, Brant.

As shown on the map on Slide 4 of today’s presentation, the assets of these two companies fit together like two puzzle pieces. There are numerous cost benefits that come from combining two companies with overlapping acreage, office buildings that are a block apart in downtown Denver, and employees that cross paths every day on the roads of rural Weld County.

Slide 15 illustrates just a few of these operational synergies. The overlapping acreage means that our gathering and infrastructure assets also overlap, and often result in redundant capital investments. Often times Bonanza Creek has invested capital when there is existing HighPoint infrastructure across the road, and vice versa. As combined companies, the existing overlapping infrastructure can be utilized to serve the DUCs and future drilling inventory of both companies. We have identified $4 million in 2021 alone associated with such capital synergies, and an additional $15 million over the next few years. We’ve also identified $4 million per year in operating expense savings associated with merging geographic production areas and eliminating other operating redundancies.

The overlapping acreage also provides opportunities for longer laterals, and the improved well economics that come with optimized development. The bottom right example on Slide 15 shows one example of where the two companies would have drilled 1 mile laterals next to each other, but can now drill 2 mile laterals from a single pad. Again, these are just a few examples of countless synergies that are created with this transaction.

Going back to infrastructure, Slide 16 of today’s deck depicts the combined infrastructure assets of the two companies. The new Company will have…

•	250 MMcf/d of gas gathering and gas lift capacity,
•	245 miles of gas gathering, gas-lift, and gas sales pipelines
•	24 pipeline interconnects to 4 midstream gas processors,
•	20 centralized compressor sites, and
•	35 miles of oil gathering with 4 centralized production facilities

As you can see, the combined infrastructure is just another example of the scale generated from this transaction.

With that I will turn the call back to Eric for a few concluding remarks. Eric…

Eric Greager, President & CEO

Before taking your questions I would like say that for too long there have been too many E&P companies, spending too much to grow too fast. Cost structures have been bloated and incentives have been misplaced. It is clear to us that the industry has to change and also that it can change. You can count on Bonanza Creek to play our part in driving this transformation and helping to reshape the industry for the benefit of shareholders. With that, we are pleased to take your questions.

Q&A

Eric Greager, President & CEO

Thank you again for joining our call this morning and for your interest in Bonanza Creek. We are incredibly excited about this transaction as we think it’s going to be incredibly positive for all shareholders. We look forward to speaking with many of you over the coming weeks.

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Merger”) between Bonanza Creek Energy, Inc. (“BCEI”) and HighPoint Resources Corporation (“HPR”), which includes the commencement by BCEI and HPR of an exchange offer (the “Exchange Offer”) and the solicitation of a prepackaged plan of reorganization for HPR and its subsidiaries (the “Prepackaged Plan” and, together with the Exchange Offer and the Merger, the “Transaction”) to effect the exchange of unsecured senior notes of HPR for shares of BCEI common stock, par value $0.01 per share, or unsecured senior notes to be issued by BCEI in connection with the Exchange Offer. Communications in this document do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the Transaction, the Exchange Offer or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information

In connection with the Transaction, BCEI and HPR intend to file materials with the U.S. Securities and Exchange Commission (the “SEC”), including (1) a joint proxy statement in preliminary and definitive form (the “Joint Proxy Statement”), (2) a consent solicitation and prospectus with respect to the Exchange Offer (the “Exchange Prospectus”), of which the Prepackaged Plan will be a part, (3) a Registration Statement on Form S-4 with respect to the Merger (the “Merger Registration Statement”), of which the Joint Proxy Statement will be a part, and (4) a Registration Statement on Form S-4 with respect to the Exchange Offer (together with the Merger Registration Statement, the “Registration Statements”), of which the Exchange Prospectus will be a part. After the Registration Statements are declared effective by the SEC, BCEI and HPR intend to send the definitive form of the Joint Proxy Statement to the shareholders of BCEI and the shareholders of HPR, and BCEI and HPR intend to send the definitive form of the Exchange Prospectus to the debt holders of HPR. These documents are not substitutes for the Joint Proxy Statement, Exchange Prospectus or Registration Statements or for any other document that BCEI or HPR may file with the SEC and send to BCEI’s shareholders or HPR’s shareholders  or debt holders in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF BCEI AND HPR ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT, REGISTRATION STATEMENTS AND EXCHANGE PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY BCEI AND HPR WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BCEI, HPR, THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statements, Joint Proxy Statement and Exchange Prospectus, as each may be amended from time to time, and other relevant documents filed by BCEI and HPR with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by BCEI will be available free of charge from BCEI’s website at www.bonanzacrk.com under the “For Investors” tab or by contacting BCEI’s Investor Relations Department at (720) 225-6679 or slandreth@bonanzacrk.com. Copies of documents filed with the SEC by HPR will be available free of charge from HPR’s website at www.hpres.com under the “Investors” tab or by contacting HPR’s Investor Relations Department at (303) 312-8514 or lbusnardo@hpres.com.

Participants in the Solicitation

BCEI, HPR and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from BCEI’s shareholders and HPR’s shareholders in connection with the Transaction. Information regarding the executive officers and directors of BCEI is included in its definitive proxy statement for its 2020 annual meeting filed with the SEC on April 24, 2020. Information regarding the executive officers and directors of HPR is included in its definitive proxy statement for its 2020 annual meeting filed with the SEC on March 18, 2020. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statements, Joint Proxy Statement and other materials when they are filed with the SEC in connection with the Transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Forward-Looking Statements and Cautionary Statements

Certain statements in this document concerning the Transaction, including any statements regarding the expected timetable for completing the Transaction, the results, effects, benefits and synergies of the Transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding BCEI’s or HPR’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding BCEI and HPR’s plans and expectations with respect to the Transaction and the anticipated impact of the Transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of BCEI may not approve the issuance of new shares of BCEI common stock in the Transactions or that shareholders of HPR may not approve the Merger Agreement; the risk that a condition to closing of the Transaction may not be satisfied, that either party may terminate the Merger Agreement or that the closing of the Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of BCEI and HPR; the effects of the business combination of BCEI and HPR, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; the risk that the requisite amount of HPR debt does not participate in the Exchange Offer and that HPR may need to reorganize in bankruptcy as a result; the risks and unpredictability inherent in the bankruptcy process; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in BCEI’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from BCEI’s website at www.bonanzacrk.com under the “For Investors” tab, and in other documents BCEI files with the SEC, and in HPR’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from HPR’s website at www.hpres.com under the “Investors” tab, and in other documents HPR files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither BCEI nor HPR assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.